Exhibit (e)(ix) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K



                                   Exhibit M
                                     to the
                             Distributor's Contract

                    FEDERATED FIXED INCOME SECURITIES, INC.

                        Federated Strategic Income Fund
                              Institutional Shares

      In consideration of the mutual covenants set forth in the Distributor's Contract dated the 24th day of December, 1991, between FEDERATED FIXED INCOME SECURITIES, INC. and Federated Securities Corp., FEDERATED FIXED INCOME SECURITIES, INC. executes and delivers this Exhibit on behalf of the Funds, and with respect to the separate Classes of Shares thereof, first set forth in this Exhibit.

      Witness the due execution hereof this 1st day of September, 2007.


                               FEDERATED FIXED INCOME SECURITIES, INC.


                               By:  /s/ J. Christopher Donahue
                               Name:  J. Christopher Donahue
                               Title: President


                               FEDERATED SECURITIES CORP.


                               By:  /s/ Thomas E. Territ
                               Name:  Thomas E. Territ
                               TITLE:  PRESIDENT









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